THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

VISTAGEN THERAPEUTICS, INC.

Senior Secured Convertible Promissory Note

Dated: July 26, 2013	$250,000.00

For value received, VISTAGEN THERAPEUTICS, INC., a Nevada corporation with an address of 384 Oyster Point Boulevard, No. 8, South San Francisco, California 94080 (the “Maker”), hereby promises to pay to the order of PLATINUM LONG TERM GROWTH VII, LLC a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of TWO HUNDRED–FIFTY THOUSAND AND ZERO CENTS ($250,000.00), together with interest thereon.

The outstanding principal balance of and interest on this Note shall be due and payable in shares of the Maker’s common stock, $0.001 par value (“Common Stock”), subject to the provisions of Section 1.8 below, three (3) years from the date of issuance hereof, or July 26, 2016 (the “Maturity Date”), or at such earlier time as provided herein.

ARTICLE I - GENERAL TERMS

Section 1.1	Interest

Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable in full on the Maturity Date or upon earlier acceleration hereof. Subject to the provisions of Section 1.8 below, interest shall be paid in shares of Common Stock.

Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, shall be payable for the actual number of days elapsed, shall compound monthly, and shall accrue commencing on the Issuance Date.  Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of (i) eighteen percent (18%) and (ii) the maximum applicable legal rate per annum (the “Default Rate”).

To the extent it may lawfully do so, the Maker hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document; provided, that, notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Maker under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Maker may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Maker to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Maker, the manner of handling such excess to be at the Holder’s election.

Section 1.2	Payment of Principal and Interest; Prepayment

The principal amount hereof shall be paid in full on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof or, subject to the terms and conditions set forth in this Note, pre-paid upon the election of the Maker. Subject to the provisions of Section 1.8 below, payments of principal and interest shall be made in shares of Common Stock. Any amount of principal repaid hereunder may not be re-borrowed.

Notwithstanding anything to the contrary contained herein, prepayment may only be made in immediately available funds. The Maker may prepay the principal amount of this Note in full or in part; provided, that, the Maker shall give the Holder at least 10 Business Days’ prior written notice (the “Prepayment Notice Period”) of such prepayment to the Holder; and provided, further, that any and all such prepayments shall be at a price equal to the sum of: (A) the portion of the outstanding principal amount of this Note being prepaid; (B) all accrued and unpaid interest on such principal amount as of the date of such prepayment; and (C) any and all fees due and payable hereunder as of the date of such prepayment.   As a condition precedent to any such prepayment, the Maker shall have honored all Conversion Notices delivered by the Holder during the Prepayment Notice Period.

Section 1.3	Security

The obligations of the Maker hereunder shall be secured by (1) a continuing security interest in all assets of the Maker pursuant to the terms of an Amended and Restated Security Agreement dated as of October 11, 2012 by and among the Maker and the Holder (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), and (2) a continuing security interest in certain assets of the VistaGen Therapeutics, Inc., a California corporation (“VistaGen California”), pursuant to the terms of the Intellectual Property Security Agreement by and between VistaGen California and the Holder (the “IP Security Agreement”).

Section 1.4	Payment on Non-Business Days

Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.5	Transfer

This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder without the consent of the Maker.

Section 1.6	Replacement.

Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.7	Use of Proceeds.

The Maker shall use the proceeds of this Note to satisfy its working capital obligations and to make such payments as are otherwise required in the ordinary course of business.

Section 1.8	Common Stock Payment Conditions

Payments of principal and interest hereunder may only be made in shares of Common Stock upon satisfaction of the conditions specified in Section 1.8.1 below. If the conditions specified in Section 1.8.1 below have not been satisfied with respect to any payment hereunder (including without limitation any payment due upon acceleration hereof), then such payment shall be made in immediately available funds via wire transfer to the Holder using the instructions attached hereto as Exhibit A. No prepayment may be made in shares of Common Stock.

In connection with all payments permitted to be made hereunder in shares of Common Stock, the Maker shall deliver to the Holder via DWAC (as defined below) on the date each such payment is due such number of shares of duly authorized and issued Common Stock as is equal to the dollar amount of such payment when the shares of Common Stock delivered for such payment are valued at the lesser of (i) the Conversion Price on such payment date, or (ii) the VWAP (as defined in Section 5.13 below) of the Common Stock over the ten Trading-Day period ending on the Trading Day immediately preceding the date of such payment (in either event, the “Note Payment Value”); provided, however, the Note Payment Value shall in no event be less than fifty percent (50%) of the VWAP of the Common Stock over the ten Trading-Day period ending on the Trading Day immediately preceding the date of such payment.

1.8.1 Conditions to Payment in Shares of Common Stock. No payment hereunder may be made in shares of Common Stock unless all of the following conditions have been satisfied:

1.8.1.1 no Event of Default or event or omission that, with the giving of notice and/or the passage of time would constitute an Event of Default shall have occurred since the date of original issuance of this Note;

1.8.1.2 the VWAP of the Common Stock over the ten-Trading-Day period ending on the Trading Day immediately preceding the Maturity Date shall be at least $0.50;

1.8.1.3 the issuance of shares of Common Stock as payment hereunder would not violate the applicable limitations set forth in Section 3.4 below; and

1.8.1.4 at all times during the twenty (20) Trading Days immediately prior to the Maturity Date and through and including the date any shares of Common Stock are issued to the Holder as payment hereunder, all of the Equity Conditions (as defined in Section 5.13 below) shall be and remain satisfied.

To the extent that the conditions of this Section 1.8.1 are satisfied except that the issuance of shares of Common Stock as payment hereunder would violate the applicable limitations set forth in Section 3.4 hereof, the Maker may pay a portion of amounts due and owing hereunder in shares of Common Stock to the extent that the issuance of Common Stock to the Holder for such portion of such payment would not violate the applicable limitations set forth in Section 3.4 hereof; provided, however, in the event the number of shares of Common Stock issued as payment hereunder is insufficient to satisfy amounts due and owing Maker hereunder due to the limitations set forth in Section 3.4 hereof, and Maker is otherwise unable to pay the remaining amount due and payable Holder in cash or other immediately available funds (the “Residual Amount”), the Maturity Date with respect to the Residual Amount shall be extended for one year, and this Note shall continue in full force and effect with respect to the Residual Amount, and the failure of Maker to pay such Residual Amount on or before the initial Maturity Date due to the limitations set forth in Section 3.4  hereof shall not constitute an Event of Default under the terms of Section 2.1 below. For the avoidance of doubt, however, upon and after the date that is one day following any one-year extension of the Maturity Date as to any Residual Amount hereunder, all amounts due and owing hereunder shall be due and payable immediately in immediately available funds, the failure of the Maker to immediately pay such amounts shall be an immediate Event of Default hereunder.

ARTICLE II - EVENTS OF DEFAULT; REMEDIES

Section 2.1	Events of Default.

The occurrence of any of the following events shall be an “Event of Default” under this Note:

2.1.1 any default in the payment of (1) the principal amount hereunder when due, and/or (2) interest on, or liquidated damages in respect of, this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or

2.1.2 the Maker shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within ten (10) Business Days after notice of such default sent by the Holder; or

2.1.3 the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock, to be listed on at least one of the OTC Bulletin Board, the OTCQB, the OTCQX, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of three (3) or more consecutive Trading Days; or

2.1.4 the Maker’s notice to the Holder, including by way of public announcement or otherwise, at any time, of its inability to comply (including for any of the reasons described in Section 3.7.1 hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

2.1.5 the Maker shall fail to (i) deliver within five (5) Business Days following delivery of any Conversion Notice the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid, or (ii) make the payment of any fees and/or liquidated damages under this Note, or the other Transaction Documents; or

2.1.6 default by the Maker and/or VistaGen California or any of its other  wholly-owned domestic subsidiaries (together, “Subsidiaries”), shall be made in the performance or observance of any covenant, condition or agreement contained in this Note (other than as set forth elsewhere in this Section 2.1) or any other Transaction Document and such default is not fully cured within five (5) Business Days after the Maker receives notice from the Holder of the occurrence thereof; or

2.1.7 If (a) any material provision, in the reasonable opinion of the Holder, of any Transaction Document shall at any time for any reason cease to be valid, binding and enforceable against the Maker and/or any of its Subsidiaries; (b) the validity, binding effect or enforceability of any Transaction Document against any party other than the Holder shall be contested; or (c) any Transaction Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Holder the benefits purported to be created thereby.

2.1.8 any material representation or warranty made by the Maker and/or any of its Subsidiaries herein, or in any Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

2.1.9 the Maker and/or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $20,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice and/or the passage of time, if required, such Indebtedness to become due prior to its stated maturity; or

2.1.10 the Maker or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

2.1.11 a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

2.1.12 the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within four (4) Business Days of the Holder’s request so long as the Holder has provided reasonable assurances and representations to the Maker and its legal counsel that such shares of Common Stock can be sold pursuant to Rule 144; or

2.1.13 One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Maker or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Maker or any of its Subsidiaries to enforce any such judgment; and/or

2.1.14 the occurrence of any Event of Default of the Maker and/or any of its Subsidiaries under any other Transaction Document.

Section 2.2	Remedies Upon An Event of Default.

If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option may: (a) either (i) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker, or (ii) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at the Conversion Price or the Default Conversion Price per share on the Trading Day immediately preceding the date the Holder demands conversion hereunder; and (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the other Transaction Documents or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III - CONVERSION; ANTI-DILUTION; PREPAYMENT

Section 3.1	Conversion

At any time and from time to time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder e-mails, faxes or otherwise provides a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (the “Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below.  The Holder shall deliver this Note to the Maker at such time that this Note is fully converted.  With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

Section 3.2	Conversion Price

The term “Conversion Price” shall mean $0.50, subject to adjustment under Section 3.5 hereof.

Section 3.3	Mechanics of Conversion

3.3.1 Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to the Maker) or the Holder may effect such sales pursuant to Rule 144 under the Securities Act.  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3.2 and 3.3.3 shall be payable through the date notice of rescission is given to the Maker.

3.3.2 The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If the Maker fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, the Maker shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 5% of the amount of this Note requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 10% of the amount of this Note requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit the Holder’s right to pursue actual damages for the Maker’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3.2 through the date the Conversion Notice is withdrawn.

3.3.3 In addition to any other rights available to the Holder, if the Maker fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Maker shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Maker was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Maker timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Maker shall be required to pay the Holder $1,000. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Maker.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4	Ownership Cap and Certain Conversion Restrictions

3.4.1 Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder, together with its affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.9% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days’ notice (the “Waiver Notice”) that the Holder would like to waive this Section 3.4.1 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4.1 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

3.4.2 Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder, together with its affiliates,  beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time (the “9.9% Threshold”); provided, however, that upon the Holder providing the Maker with at least 61 days’ notice pursuant to a Waiver Notice that the Holder would like to waive this Section 3.4.2 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4.2 shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

Section 3.5	Adjustment of Conversion Price

3.5.1 Adjustments. Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.5.1.1 hereof):

3.5.1.1 Adjustments for Stock Splits and Combinations.  If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 3.5.1.1 shall be effective at the close of business on the date the stock split or combination occurs.

3.5.1.2 Adjustments for Certain Dividends and Distributions.  If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

3.5.1.3 Adjustment for Other Dividends and Distributions.  If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5.1.3 with respect to the rights of the Holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

3.5.1.4 Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5.1.1, 3.5.1.2 and 3.5.1.3, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5.1.5), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

3.5.1.5 Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Sections 3.5.1.1, 3.5.1.2 and 3.5.1.3, or a reclassification, exchange or substitution of shares provided for in Section 3.5.1.4), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, the Holder shall have the right to demand prepayment pursuant to Section 3.6.1 hereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5.1.5 with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5.1.5 (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

3.5.1.6 Adjustments for Issuance of Additional Shares of Common Stock.   In the event that the Maker shall, at any time, or from time to time, issue or sell any additional shares of common stock (otherwise than as provided in the foregoing subsections 3.5.1.1 through 3.5.1.5 of this Section 3.5.1, or Permitted Issuances, or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (“Additional Shares of Common Stock”), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance or sale shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock.

3.5.1.7 Issuance of Common Stock Equivalents.  The provisions of this Section 3.5.1.7 shall apply if (a) the Maker, at any time after the Issuance Date, shall issue any securities (other than Permitted Issuances) convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than this Note, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”) shall be issued or sold.  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection 3.5.1.6.

3.5.1.8 Consideration for Stock.  In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

3.5.1.8.1 in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

3.5.1.8.2 in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.  If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note.  In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.5.1.8 shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker; or

3.5.1.8.3 for services or other non-cash consideration, the amount of consideration therefor shall be deemed to be the par value of the Common Stock.

3.5.2 Record Date.  In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

3.5.3 Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price in connection with any of the transactions described in the definition of Permitted Issuance (as set forth in the Purchase Agreement)..

3.5.4 No Impairment.  The Maker shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event the Holder shall elect to convert all or any portion of this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or any portion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Note that the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

3.5.5 Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Maker at its expense shall promptly and, in no event more than 10 days following such adjustment, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

3.5.6 Issue Taxes.  The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

3.5.7 Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

3.5.8 Reservation of Common Stock.  The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note in full and all interest accrued thereon; provided, that, the number of shares of Common Stock so reserved shall at no time be less than one hundred ten percent (110%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  The Maker shall, from time to time in accordance with the laws of its jurisdiction of formation, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.5.8.

3.5.9 Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6	Prepayment

3.6.1 Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the consummation of a Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred percent (100%) of the aggregate principal amount of this Note plus one hundred percent (100%) of all accrued and unpaid interest, fees and other amounts and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents or the Equity Conditions are not satisfied with respect to all shares of common stock issuable upon conversion of this Note, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Major Transaction Prepayment Price is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Major Transaction Prepayment Price is demanded or otherwise due, and (y) the date the Major Transaction Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”).

3.6.2 Prepayment Option Upon Triggering Event.  In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred percent (100%) of the aggregate principal amount of this Note plus one hundred percent (100%) of all accrued and unpaid interest, fees and other amounts and (B) the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Prepayment Price is demanded or otherwise due, and (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Triggering Event Prepayment Price,” and, collectively with the Major Transaction Prepayment Price, the “Prepayment Price”).

3.6.3 Major Transaction.  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

3.6.3.1 the consolidation, merger or other business combination of the Maker with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

3.6.3.2 the sale or transfer of more than fifty percent (50%) of the Maker’s assets (based on the fair market value as determined in good faith by the Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

3.6.3.3 closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted; provided, however, a Major Transaction shall not be deemed to have occurred in the event the Maker consummates a sale of more than fifty percent (50%) of the outstanding shares of Common Stock, in one or more transactions, Upon the closing by the Maker, on one or more transactions, of the sale of equity securities to Autilion AG, its affiliates or nominees (“Autilion”) (the “Autilion Financing”).

3.6.4 Triggering Event.  A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

3.6.4.1 the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the OTCQB, the OTCQX, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc., for a period of three (3) or more consecutive Trading Days;

3.6.4.2 the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including without limitation for any of the reasons described in Section 3.7) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

3.6.4.3 the Maker’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within five (5) Business Days after the receipt by the Maker of the Conversion Notice; or

3.6.4.4 the Maker deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

3.6.4.5 the Maker consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act; or

3.6.4.6 the Maker shall fail to comply with Section 5.12.4 of this Note.

3.6.5 Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder may require the Maker to prepay this Note, effective immediately prior to or contemporaneous with the consummation of such Major Transaction, by delivering written notice thereof via email and overnight courier (“Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the principal amount of this Note that the Holder is electing to have prepaid and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.6.1 above.

3.6.6 Mechanics of Prepayment at Option of Holder Upon Triggering Event.  Within five (5) Business Day after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to the Holder.  At any time after the earlier of the Holder’s receipt of a Notice of Triggering Event and the Holder becomes aware of a Triggering Event, the Holder may require the Maker to prepay this Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Triggering Event”) to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that the Holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.6.2 above.  The Holder shall only be permitted to require the Maker to prepay this Note pursuant to Section 3.6 hereof for the greater of a period of thirty (30) days after receipt by the Holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

3.6.7 Payment of Prepayment Price.  Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder, the Maker shall immediately notify the Holder of the Maker’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Holder that has sent such a notice shall promptly submit to the Maker the Holder’s certificates representing the Note which the Holder has elected to have prepaid.  The Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.6.6, to the Holder within five (5) Business Days after the Maker’s receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.6.5, the Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction; provided, that the Holder’s original Note shall have been so delivered to the Maker.  If the Maker shall fail to prepay this Note, in addition to any remedy the Holder may have under this Note, and the Transaction Documents, the applicable Prepayment Price payable in respect of this Note shall bear interest at the lesser of (i) the Maximum Rate and (ii) two percent (2%) per month (prorated for partial months) until paid in full.  Until the Maker pays such unpaid applicable Prepayment Price in full to the Holder, the Holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Maker to promptly return this Note to the Holder under this Section 3.6 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the “Void Optional Prepayment Notice”).  Upon the Maker’s receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to the Holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to this Note and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return the Note submitted to the Maker by the Holder for prepayment under this Section 3.6.7 and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Note(s) shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker; provided, that, no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.  The Holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice.  Payments provided for in this Section 3.6 shall have priority to payments to other stockholders in connection with a Major Transaction.

Section 3.7	Inability to Fully Convert

3.7.1 Holder’s Option if Maker Cannot Fully Convert.  If, upon the Maker’s receipt of a Conversion Notice, the Maker cannot or does not issue shares of Common Stock issuable upon conversion of this Note for any reason, including, without limitation, because the Maker (i) does not have a sufficient number of shares of Common Stock authorized and available, or (ii) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option and in addition to the Holder’s other rights and remedies hereunder, may elect to either:

3.7.1.1 require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the “Mandatory Prepayment Price”);

3.7.1.2 void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

3.7.1.3 exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 3.3.3 of this Note.

3.7.2 Mechanics of Fulfilling Holder’s Election.  The Maker shall immediately send via email to the Holder, upon receipt of a copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7.1 above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”).  Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price.  The Holder shall notify the Maker of its election pursuant to Section 3.7.1 above by delivering written notice via facsimile to the Maker (“Notice in Response to Inability to Convert”).

3.7.3 Payment of Prepayment Price.  If the Holder shall elect to have this Note prepaid pursuant to Section 3.7.1.1 above, the Maker shall pay the Mandatory Prepayment Price to the Holder within ten (10) days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note.  If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note, and the Transaction Documents, such unpaid amount shall bear interest at the lesser of (i) the Maximum Rate and (ii) two percent (2%) per month (prorated for partial months) until paid in full.  Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

Section 3.8	No Rights as Shareholder

Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE IV - COVENANTS

For so long as this Note is outstanding:

Section 4.1	No Liens

The Maker shall not, and shall not permit the Subsidiaries to, enter into, create, incur, assume or suffer to exist any liens, security interests, charges, claims or other encumbrances of any kind (collectively, “Liens”) on or with respect to any of its of their assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than (i) “Permitted Liens” as defined in the Purchase Agreement, with respect to the Maker, and (ii) “Permitted Liens” as defined in the Negative Covenant Agreement, by and between the Holder and the Subsidiaries, with respect to the Subsidiaries.

Section 4.2	No Indebtedness

The Maker shall not, and shall not permit any of its Subsidiaries to, enter into, create, incur, assume or suffer to exist any Indebtedness, other than (i) “Permitted Indebtedness” as defined in the Note Exchange and Purchase Agreement, dated as of October 11, 2012, as amended on November 14, 2012, January 31, 2013 and February 21, 2013, by and between the Maker and the Holder (“Purchase Agreement”)), with respect to the Maker, and (ii) “Permitted Indebtedness” as defined in the Negative Covenant Agreement, with respect to the Subsidiaries.

Section 4.3	Compliance with Transaction Documents

The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

Section 4.4	Compliance with Law

The Maker shall, and shall cause each of its Subsidiaries to, comply with law and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

Section 4.5	Transactions with Affiliates

The Maker shall not, and shall not permit any of its Subsidiaries to, engage in any transactions with any officer, director, employee or any Affiliate of the Maker, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Maker, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in excess of $50,000 in the aggregate, other than for the following in an amount not to exceed $50,000 in the aggregate: (i) payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Maker as fair in all respects to the Maker, and (ii) reimbursement for expenses incurred on behalf of the Maker.

Section 4.6	No Dividends

The Maker shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or other equity security of the Maker or such Subsidiaries (other than dividends and distributions from a Subsidiary to the Maker), (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Maker, (iii) form or create any subsidiary become a partner in any partnership or joint venture, or make any acquisition of any interest in any Person or acquire substantially all of the assets of any Person, or (iv) transfer, assign, pledge, issue or otherwise permit any equity or other ownership interests in the Subsidiaries to be beneficially owned or held by any person other than the Maker.

Section 4.7	No Merger or Sale of Assets

Without the consent of Holder, the Maker shall not, and shall not permit any Domestic Subsidiary to, (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof, or (ii) in any way or manner alter its organizational structure or effect a change of entity, unless, as a condition of any such transaction:

4.7.1 With respect to any merger or consolidation involving the Maker: (i) no Event of Default shall have occurred; (ii) the Maker shall be the surviving entity in any such transaction; (iii) both before and after giving effect to such transaction, the Maker and the Domestic Subsidiaries will be in compliance with its and their obligations under the Transaction Documents (including without limitation its and their obligation not to incur or permit to exist Indebtedness); and (iv) if the holders of the Common Stock of the Maker before such transaction, on a fully diluted basis, would hold fewer than fifty percent (50%) of the number of shares of Common Stock of the Maker, on a fully diluted basis, after the consummation of such transaction, then this Note shall be paid in full in cash at the closing of such transaction unless the Holder otherwise waives such requirement provided, however, notwithstanding the foregoing, the Maker shall be entitled to consummate Autilion Financing without causing a breach of this Section 4.7; and

4.7.2 With respect to any merger or consolidation involving any Domestic Subsidiary: (i) no Event of Default shall have occurred; (ii) such Domestic Subsidiary shall be the surviving entity in any such transaction; and (iii) both before and after giving effect to such transaction, such Domestic Subsidiary and the Maker will be in compliance with its and their obligations under the Transaction Documents (including without limitation the obligations of the California Subsidiary under the IP Security Agreement, and the obligations of the Domestic Subsidiaries under the Negative Covenant Agreement).

Section 4.8	Payment of Taxes, Etc.

The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 4.9	Corporate Existence

The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

Section 4.10	Investment Company Act

The Maker shall conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 4.11	Maintenance of Assets

The Maker shall, and shall cause its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

Section 4.12	Restriction on Dividends

The Maker shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to pay dividends or distributions to the Maker, pay any indebtedness owed to the Maker or transfer any properties or assets to the Maker.

Section 4.13	No Investments

The Maker shall not, and shall not permit any Subsidiary to, make or suffer to exist any Investments.

Section 4.14	No Lien on IP

The Maker shall not, and the Maker shall not permit any of its subsidiaries to, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Maker and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Liens in favor of the Holder.

Section 4.15	DTC Status

The Maker shall cause its Common Stock to be eligible for delivery to the Holder via DWAC.

Section 4.16	Legal Opinions

The Maker shall provide, at the Maker’s expense, such legal opinions in the future as are appropriate and necessary for the issuance and resale of the Common Stock issuable upon conversion of this Note pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration.  In the event that such shares of Common Stock issuable upon conversion of this Note are sold in a manner that complies with an exemption from registration, the Maker shall promptly cause its counsel (at the Maker’s expense) to issue to the Holder and the Maker’s transfer agent an opinion permitting removal of the legend to permit sales of the shares of Common Stock issuable upon conversion of this Note under Rule 144 of the Securities Act.

Section 4.17	Registration; Common Stock

The Maker shall cause its Common Stock to continue to be registered under Section 12(b) of the Exchange Act and to comply in all respects with its reporting and filing obligations under the Exchange Act.  The Maker shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  The Maker further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the shares of Common Stock issuable upon conversion of this Note without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  The Maker shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Maker shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 4.18	No New Subsidiaries

The Maker shall not, and shall not permit any subsidiary of the Maker to, acquire or create any subsidiary.

ARTICLE V - MISCELLANEOUS

Section 5.1	Notices

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number first set forth above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to the Holder prior to such information being made known to the public.  The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 5.2	Governing Law

This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 5.3	Headings

Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.4	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.

  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.5	Enforcement Expenses

The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, attorneys’ fees and expenses.

Section 5.6	Binding Effect

The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.7	Amendments

This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 5.8	Compliance with Securities Laws

The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in compliance with applicable securities laws.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 5.9	Consent to Jurisdiction

Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 5.9 shall affect or limit any right to serve process in any other manner permitted by law.  Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The Maker acknowledges that this Note constitutes an instrument for the payment of money only, and consents and agrees that the Holder, at the Holder’s sole option, in the event of a dispute by the Maker in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

Section 5.10	Parties in Interest

This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 5.11	Failure or Indulgence Not Waiver

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.12	Maker Waivers; Dispute Resolution

5.12.1 Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

5.12.2 No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

5.12.3 THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.12.4 In the case of a dispute as to the determination of the Closing Bid Price or the VWAP or the arithmetic calculation of the Conversion Price, any adjustment to the Conversion Price, liquidated damages amount, interest or dividend calculation, or any redemption price, redemption amount, adjusted Conversion Price, or similar calculation, or as to whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price, the Maker shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, default notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Maker are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then, at the Holder’s election the Maker shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price or the VWAP to an independent, reputable investment bank selected by the Maker and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, adjusted Conversion Price or any redemption price, redemption amount or default amount to the Maker’s independent, outside accountant or (c) the disputed facts regarding whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price (or any of the other above described facts not expressly designated to the investment bank or accountant), to an attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Maker) selected by the Maker and approved by the Holder).  The Maker, at the Maker’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Maker and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s, accountant’s or attorney’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Section 5.13	Definitions

Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

 “Business Day” (whether or not capitalized) means any day banking transactions can be conducted in New York City, New York, USA, and does not include any day which is a federal or state holiday in such location.

“Closing Bid Price” shall mean, on any particular date (i) the last trading price per share of the Common Stock on such date on the OTC Bulletin Board or a national securities exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last trading price for a share of Common Stock in the over the counter market, as reported by the OTC Bulletin Board, the OTCQB, the OTCQX or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

“Equity Conditions” shall mean, during the period in question, (i) the Maker shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Note shall have been paid; (iii) (A) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents, whether by conversion or exercise, forced conversion, in lieu of cash interest or otherwise (and the Maker believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or (B) all of the shares of Common Stock issuable upon conversion of this Note may immediately be sold pursuant to Rule 144 of the Securities Act without volume or manner of sale limitations, (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Maker believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event or omission which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question to the Holder would not violate the applicable limitations set forth in Section 3.4 hereof, (viii) no public announcement of a pending or proposed Major Transaction or Triggering Event has occurred, and (ix) the average daily trading dollar volume of the Common Stock for each Trading Day throughout such period exceeds $50,000.

“Indebtedness” shall have the meaning given to such term in the Purchase Agreement.

“Investment” means, with respect to any Person, all investments in any other Person, whether by way of extension of credit, loan, advance, purchase of stock or other ownership interest, bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made, but such term shall not include the cash surrender value of life insurance policies on the lives of officers or employees, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

“Permitted Issuances” shall have the meaning given to such term in the Purchase Agreement.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

 “Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the Over the Counter Bulletin Board, the OTCQB, the OTCQX, the New York Stock Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets, the Nasdaq Global Select Market or the American Stock Exchange.

“Transaction Documents” means and includes this Note, the Security Agreement and the IP Security Agreement and all documents and instruments executed in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

“VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board or another Trading Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market for which the daily volume weighted average price of the Common Stock is available on Bloomberg L.P., or if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Maker.

[signature page follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

VISTAGEN THERAPEUTICS, INC.

By:  /s/ Shawn K. Singh
        Name: Shawn K. Singh
        Title:   Chief Executive Officer

EXHIBIT A
WIRE INSTRUCTIONS

Payee: PLATINUM LONG TERM GROWTH VII, LLC

Sterling National Bank
New York, NY 10022
425 Park Ave

SWIFT: ABA: Account Name: Account Number:	STETUS33425 026007773 Platinum Long Term Growth VII, LLC 0370610295

FORM OF
NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Note No. ___ into shares of Common Stock of Vistagen Therapeutics, Inc. (the “Maker”) according to the conditions hereof, as of the date written below.
Date of Conversion _________________________________________________________

Applicable Conversion Price __________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature___________________________________________________________________
[Name]

Address:__________________________________________________________________
_______________________________________________________________________